INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-49262 of The AES Corporation on Form S-8 of our report dated June 5, 1997 on the financial statements and supplemental schedules of The AES Corporation Profit Sharing and Stock Ownership Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Washington, D.C.
June 27, 1997







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